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FRIDAY NOVEMBER 30, 4:14 PM EASTERN TIME


                                  Press Release


SOURCE: Annaly Mortgage Management

                  Annaly Mortgage Management Makes Announcement

NEW YORK--(BUSINESS WIRE)--Nov. 30, 2001--Annaly Mortgage Management, Inc. (NYSE: NLY - news) announced today that Timothy J. Guba will resign as President, Chief Operating Officer and a member of the Company's Board of Directors effective December 31, 2001.

Commenting on his departure Mr. Guba stated, "It has been a pleasure to work with such a talented group of professionals and see the Company grow into a Russell 2000 entity. I believe Annaly has built a strong foundation that will serve its shareholders well." Mr. Guba plans on concentrating on other investment ventures in the coming months.

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Contact:

     Annaly Mortgage Management
     Kathryn F. Fagan
     212/696-0100 or 888/8Annaly
     www.annaly.com
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